UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2010

HQ Sustainable Maritime Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33473	62-1407522
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

Melbourne Towers, 1511 Third Avenue, Suite 788, Seattle, WA

(Address of principal executive offices)

98101

(Zip code)

206-621-9888

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 4, 2010, HQ Sustainable Maritime Industries, Inc. (the “Company”) received a letter from Mr. Joseph I. Emas informing the Company of his resignation from the Company’s Board of Directors for personal reasons. Mr. Emas’ resignation was effective upon the election or appointment of a qualified successor. In tendering his resignation, Mr. Emas did not express any disagreement with the Company on any matter relating to its operations, policies or practices.

On March 8, 2010, the Board of Directors elected Dr. Kevin Fitzsimmons as a director of the Company to fill Mr. Emas’ board seat. Dr. Fitzsimmons is a professor of environmental science and holds degrees (BS and PhD) from the University of Arizona and a MS degree from the University of West Florida. His research specialty is tilapia aquaculture. He has 30 years experience with tilapia research and development and has assisted the industry’s growth on a global basis. He organized and chaired the last six International Symposia on Tilapia in Aquaculture, the major industry forum on research, production, processing and marketing of tilapia. The World Bank and Mexican, Chinese, Indian, Egyptian, Guyanese and Indonesian governments have asked him to consult and assist with tilapia development in their countries. His books and articles on tilapia farming and biology are widely used in academia and on farm.

Dr. Fitzsimmons was elected and served a term as President of the World Aquaculture Society. As a Fulbright Scholar he spent a sabbatical in Bangkok Thailand where he holds an adjunct professorship at the Asian Institute of Technology. For ten years, the Chinese government has asked Dr. Fitzsimmons to help organize and co-chair the Annual Tilapia Development Conference sponsored by the China Aquatic Products Processing and Marketing Association. He also frequently guest lectures at universities in China. He maintains an active research program with close to $500,000 in annual grant funding with support from the private sector, US government agencies, non-governmental organizations and multi-national groups, including World Fish Center, Food and Agriculture Organization of the United Nations, and Network for Aquaculture Centers in Asia.

The Board has determined that Dr. Fitzsimmons is an “independent director” under the rules of The NYSE Amex Stock Market. There was no arrangement or understanding between Dr. Fitzsimmons and any other persons pursuant to which he was selected as a director. Neither Dr. Fitzsimmons nor any of his immediate family members is a party, directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of Mr. Emas’ letter of resignation and the press release announcing the election of Dr. Fitzsimmons to the Board are furnished as Exhibits 99.1 and 99.2 respectively to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d). Exhibits.

Exhibit No.	Description

99.1	Resignation Letter of Mr. Joseph I. Emas.

99.2	Press Release of HQ Sustainable Maritime Industries, Inc. dated March 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2010	HQ Sustainable Maritime Industries, Inc.

	By:	/s/ Norbert Sporns
Norbert Sporns
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Resignation Letter of Mr. Joseph I. Emas.

99.2	Press Release of HQ Sustainable Maritime Industries, Inc. dated March 8, 2010.